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                                                                     Exhibit 5.2


27 June, 2003
White Mountains Insurance Group, Ltd.                Direct Line: 441 2994951
80 South Main Street                                 E-MAIL:      EMLucas@cdp.bm
Hanover, New Hampshire 03755-2053                    OUR REF:     EMLL/10080
USA


Dear Sirs

WHITE MOUNTAINS INSURANCE GROUP, LTD.  (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") of a registration statement on Form S-3 (Registration No. 333-73012) to which this opinion is an exhibit (the "Registration Statement") in relation to the registration of common shares and preference shares (the "Shares") and debt securities of the Company to be issued from time to time by the Company after the Registration Statement becomes effective (the "Debt") (the Shares and Debt are referred to herein as the "Securities"), in relation to certain guarantees to be granted by the Company in respect of debt securities and junior subordinated debt securities of Fund American Companies, Inc. and preferred securities of Fund American Trust I, Fund American Trust II, and Fund American Trust III (collectively the "Guarantees") and in relation to the registration of preferred stock of Fund American Companies, Inc.

For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement, excluding the exhibits and the documents incorporated by reference therein.

We have also reviewed and have relied upon the memorandum of association and the bye-laws of the Company (the "Constitutional Documents"), minutes of meetings of the Company's board of directors (referred to herein as the "Minutes"), correspondence on behalf of the Company with the Bermuda Monetary Authority (the "BMA") whereby the BMA has granted certain permissions, inter alia, for the issue (and subsequent transfer) of the Securities (subject to conditions expressed in such correspondence), and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

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White Mountains Insurance Group, Ltd.
27 June, 2003
Page 2

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) the Company will receive money or money's worth for each Share when issued of not less than the par value thereof,
(f) the Company will have sufficient authorised capital to effect the issue of each Share when issued, (g) the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981, as amended "Prospectuses and Public Offers", and (h) at the time of issue of any Securities the BMA will not have revoked or amended its consent to the issue of the Securities.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares (but only with respect to such member), that no further sums are payable with respect to the holding of such Shares and the member shall not be bound by an alteration in the memorandum of association or the bye-laws of the Company after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any matter other than the issue of the Securities, as described in the Registration Statement.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. The Company has taken all corporate action required to authorize the adoption and filing of the Registration Statement.

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White Mountains Insurance Group, Ltd.
27 June, 2003
Page 3

3. Upon the issuance and delivery by the Company of any of the Shares as contemplated by the Registration Statement against payment therefor in accordance with the terms of issuance of such Shares, such Shares will be validly issued and will be fully paid and non-assessable.

4. The issuance of the Debt and the granting of the Guarantees has been authorized by the Minutes.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our Firm under the headings entitled "Enforcement of Judgments and Other Matters" and "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under the Securities Act.

/s/ Conyers Dill & Pearman

Yours faithfully
CONYERS DILL & PEARMAN